Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 30th day of September 2005 by and between INFOTEC BUSINESS SYSTEMS, INC., a Nevada corporation (hereinafter referred to as “Infotec”), and the STOCKHOLDER of ebahn TELEVISION NETWORK CORP. (hereinafter referred to as the “Stockholder”).

RECITALS:

A. The Stockholder owns 100% of the issued and outstanding shares of the capital stock and 100% of the indebtedness of ebahn Television Network Corp., (“ebahn”) as set forth respectively on Exhibit A and Exhibit B hereto.

B. Infotec is willing to acquire all of the issued and outstanding capital stock and indebtedness of ebahn, making ebahn a 100% owned subsidiary, and the Stockholder desires to exchange all of its shares of ebahn's capital stock and its loans to ebahn for shares of Infotec Common Stock as hereinafter provided.

C. It is the intention of the parties hereto that: (i) this Agreement shall formalize the terms and conditions of an agreement reached between the parties on September 12, 2005 (ii) Infotec shall acquire 100% of the issued and outstanding capital stock of ebahn in exchange solely for shares of Infotec*s Common Stock, set forth below (the "Exchange"); (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the "Act") and under the applicable securities laws of the state or jurisdiction where the Stockholder resides.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1. Exchange of Shares.

1.1 Exchange of Shares. Infotec and the Stockholder hereby agree that the Stockholder shall, on the Closing Date (as hereinafter defined), exchange all of its issued and outstanding shares of the capital stock of ebahn (the "ebahn Shares") and the Stockholder Loan for 1,100,000 shares of Infotec*s Common Stock, $0.001 par value (the "Infotec Shares") set forth in Exhibit A hereto for an aggregate agreed consideration of $165,000. The number of shares of capital stock owned by the Stockholder and the number of Infotec Shares which the Stockholder will be entitled to receive in the Exchange is set forth on Exhibit A hereto.

1.2 Delivery of ebahn Shares. On the Closing Date, the Stockholder will deliver to Infotec the certificates representing the ebahn Shares, duly endorsed (or with executed stock powers) so as to make infotec the sole owner thereof. Infotec shall deliver to the Stockholder the Infotec Shares to be delivered to the Stockholder.

1.3 Investment Intent. The Infotec Shares have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the Infotec Shares are registered under the Act or an exemption from such registration is available. The Stockholder represents and warrants that it is acquiring the Infotec Shares for its own account, for investment, and not with a view to the sale or distribution of such shares. Each certificate representing the Infotec Shares will have a legend thereon incorporating language as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

1.4 Tax Free Exchange of Shares. Infotec hereby agrees that where the Stockholder has prepared documentation and related filings to permit it to designate the Exchange as a tax free exchange under the rules and regulations of the Internal Revenue Service, Infotec shall adopt and execute such documents and make such elections as shall be required by the Internal Revenue Service for Infotec*s adoption and the Stockholder agrees that it will be solely responsible for all costs associated with the provisions of this paragraph 1.4.

Section 2. Representations and Warranties of the Stockholder.

The Stockholder hereby represents and warrants as follows:

2.1 Organization and Good Standing; Ownership of Shares. ebahn is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

2.2 Ownership of Capital Stock. The Stockholder represent that he, she or it is the owner of record and beneficially of all of the shares of capital stock of ebahn reflected on Exhibit A hereto, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. The ebahn Shares represent 100% of the issued and outstanding shares of ebahn and that there are no outstanding subscriptions, rights, options, warrants or other agreements obligating either ebahn or the Stockholder to issue, sell or transfer any stock or other securities of ebahn except in accordance with this Agreement.

2.3 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving ebahn. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving ebahn or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

2.4 Brokers or Finders. No broker's or finder's fee will be payable by ebahn in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by ebahn or the Stockholder.

2.5 Liabilities. ebahn does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected in Exhibit B hereto (referred to as the “Stockholder Loan”). As of the Closing Date, ebahn will not have any Liabilities, other than Liabilities fully and adequately reflected in Exhibit B hereto and the Stockholder shall be responsible for full and absolute payment or accounting for all Liabilities not reflected in Exhibit B hereto.

2.6 Full Disclosure. No representation or warranty by Infotec in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Stockholder pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Infotec.

2.7 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

Section 3. Representations and Warranties of Infotec

Infotec hereby represents and warrants to ebahn and the Stockholder as follows:

3.1 Organization and Good Standing. Infotec is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.

3.2 The Infotec Shares. The Infotec Shares have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.3 Full Disclosure. No representation or warranty by Infotec in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Stockholder pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Infotec.

Section 4. Covenants

4.1 Corporate Examination and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

4.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the unauthorized action of the receiving party); or

(iii) the receiving party lawfully had within its possession at the time of disclosure.

Section 5. Survival of Representations and Warranties of Infotec

Notwithstanding any right of the Stockholder fully to investigate the affairs of Infotec, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of Infotec contained in this Agreement or in any document delivered by Infotec or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

Section 6. Survival of Representations and Warranties of the Stockholder

Notwithstanding any right of Infotec fully to investigate the affairs of ebahn, Infotec has the right to rely fully upon the representations, warranties, covenants and agreements of the Stockholder contained in this Agreement or in any document delivered to Infotec by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

Section 7. Indemnification

Subject to the limitations on the survival of representations and warranties contained in Section 2, the Stockholder agrees to indemnify, defend and hold harmless Infotec from and against any loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement which they have made and which are contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 8. The Closing

The Closing shall take place on or prior to September 30, 2005. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby and the Stockholder shall provide to Infotec, copies of the resignation of directors of ebahn, except Michael Elliot, and copies of the resolution appointing Carol Shaw a director and president of ebahn and Robert Danvers, secretary and treasurer of ebahn.

Section 9. Miscellaneous

9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Governing Law. This Agreement shall be construed, and the legal relations by the parties determined, in accordance with the laws of the Province of British Columbia, Canada, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party hereto at any time from the signing hereof without advance approval in writing from Infotec and ebahn, of the form and substance thereof except as required to stay in compliance with the Infotec reporting obligations under the Securities Exchange Act of 1934.

9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the ebahn Shares and the Infotec Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Infotec Business Systems, Inc.

By: /s/ Carol Shaw

Name: Carol Shaw

Its: President

THE STOCKHOLDER
OPUS MEDIA COMMUNICATIONS INC.

By:  /s/ Kenneth Taves

Name:  Kenneth Taves

Its:  Secretary

Exhibit A

EXCHANGE

Name of Shareholders	Shares of ebahn to be Exchanged	Infotec Shares to be Received at Closing

Opus Media Communications Inc.	1,500,000	900,000

Bill Jacobson	-	200,000

	1,500,000	1,100,000

Exhibit B

LIABILITIES OF EBAHN

(the “STOCKHOLDER LOAN”)

Name of Creditor	Amount	Type and Term

Opus Media Communications Inc.	7,744	Payment of expenses for web development, editing and filing.

Totals	$7,744